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Exhibit 10.11

AMENDED AND RESTATED LICENSE AGREEMENT
dated 14th November 2000

BETWEEN:

        (1)   Imperial Cancer Research Technology Limited, registered in England and Wales under number 1662284 whose registered office is at Sardinia House, Sardinia Street, London WC2A 3NL, England ("ICRT")

        (2)   Biomira Inc, a corporation having an office at Edmonton Research and Development Park, 2011-94 Street, Edmonton, Alberta T6N 1H1, Canada ("Biomira").

1.     INTRODUCTION

1.1
The terms defined in clause 2 of this Agreement shall have the same meanings in this Introduction.

1.2
ICRT is a company wholly owned by ICRF and, by arrangement with ICRF, owns and is responsible for the management and exploitation of ICRF technology.

1.3
ICRT is the owner of an invention, made at ICRF, relating to polymorphic epithelial mucin peptide in respect of which ICRT has made certain patent applications brief details of which are given in Schedule 1.

1.4
Pursuant to the Original License, ICRT granted to Biomira the option right to be granted an exclusive license under the patents and certain other defined intellectual property rights owned by ICRT relating to the said invention to develop and commercialise licensed products in a specified field of use. Biomira exercised such option right and is developing, among other things, a vaccine product known as BLP25 Vaccine which incorporates the said invention.

1.5
Biomira has requested that the royalty provisions be restructured in light of the possibility that Biomira may have to pay a running royalty on sales of Licensed Product in the USA to both ICRT under the Licensed Patents and Dana Farber under the DF Patents. Having reviewed the Original License the parties also wish to take this opportunity to amend the Original License as is necessary to reflect the current circumstances and change certain other terms thereof. Therefore, the parties have agreed to amend and restate the Original License in the manner set forth in this Agreement and this amended and restated Agreement shall from and after the Effective Date supercede the Original License in all respects.

        NOW THEREFORE in consideration of the premises and of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

2.     INTERPRETATION

2.1
In this Agreement:

        "Affiliate" means, in relation to either party, a person which controls that party, or is controlled by that party or by a person which controls that party and for these purposes a person controls another person if, either directly or indirectly through one or more other intermediaries, it can:

  X
  exercise a majority of the votes attached to the voting stock, equity or income interest in such other person; or

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  X
  appoint or remove a majority of the board of directors of such other person:

        "Biomira Information" means any and all information and technology which is applied to or derived from activities conducted by or on behalf of Biomira with respect to the Peptide or Licensed Product;

        "Business Day" means a day on which ordinary banks are open for over the counter business in London and Edmonton;

        "Currency" means pounds sterling;

        "DF Licensed Product" means a product whose manufacture, use or sale in the United States:

  (a)
  is covered by a Valid Claim of the DF Patents; and

  (b)
  is not covered by a Valid Claim of the Licensed Patents;

        "DF Patents" means United States Patent numbers [+] and [+] together with any extension, reissue, division, continuation, continuation in part or re-examination of such patent and any patent of addition or similar rights based on any such patents and claiming priority from such patents;

        "Effective Date" means the date of this Agreement;

        "Expert" means a person agreed to by the parties or in the absence of agreement, a person nominated by the then President of the Institute of Chartered Accountants in England and Wales;

        "Field" means the treatment or diagnosis of cancer:

        "First Commercial Sale" means, with respect to a particular Licensed Product, the first commercial Sale after the date the New Drug Application, Product License Application or equivalent governmental application for such Licensed Product is approved;

        "Gross Sales" means the total amount received;

        "ICRF" means Imperial Cancer Research Fund, a charity registered under number 209631 of 61 Lincoln's Inn Fields, London, WC2A 3PX;

        "ICRT Licensed Product" means, with respect to a particular country or territory, any product which incorporates Peptide and is approved by an appropriate regulatory or governmental authority for commercial sale in the Field whose manufacture, use or sale:

  (a)
  is covered by a Valid Claim of the Licensed Patents in such country or territory; and

  (b)
  is not covered by a Valid Claim of the DF Patents;

        "ICRT/DF Licensed Product" means any product which incorporates Peptide and is approved by an appropriate regulatory or governmental authority for commercial sale in the Field whose manufacture, use or sale in the United States:

  (a)
  is covered by a Valid Claim of the Licensed Patents in the United States; and

  (b)
  is covered by a Valid Claim of the DF Patents;

        "ICRT Patent Applications" means the patent applications details of which are given in Schedule 1;

        "Intellectual Property" means any form of intellectual property right including without limitation any Patent and copyright;

        "Kit" means a combination package containing the Licensed Product with other products;

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        "Licensed Patents" means the ICRT Patent Applications and patents, details of which are given in Schedule 1, any patent obtained in pursuance of any such application, any extension, reissue, division, continuation, continuation-in-part or re-examination of any such application or patent and any patent of addition or similar rights based on any such application or patent and claiming priority from any patent or patent application details of which are given in Schedule 1;

        "Licensed Product" means an ICRT Licensed Product, a DF Licensed Product and/or an ICRT/DF Licensed Product;

        "Licensed Product royalty" means royalties' payable pursuant to clause 5.4;

        "Major Markets" means the United States, United Kingdom, Germany, France, Italy and Spain;

        "Net Sales Value" means, in relation to the item in question:

  (a)
  where the item is sold by Biomira, any of its Affiliates or any sublicensee of such person to a third party (other than between Biomira, any of its Affiliates and any sublicensee of such person) on arm's length terms, the Gross Sales less the following:

  (i)
  any sales tax (including without limitation any value added, goods and services, retail or other similar tax), excise tax, customs duty and any other tax, duty or levy,

  (ii)
  any packaging, packing, freight, warehousing, carriage and insurance charges,

  (iii)
  any provision made, acting reasonably and in accordance with good accounting practise, for bad or doubtful accounts relating to such item,

  (iv)
  any credits or refunds actually allowed for spoiled, damaged, outdated or returned merchandise, with transportation thereon, and

  (v)
  any normal trade, quantity, and/or cash discounts or rebates granted to the customer;

  (b)
  where the item in question is not in the first instance sold by Biomira, its Affiliates or any sublicensee of such person to a third party on arm's length terms but is subsequently sold by Biomira, its Affiliates or any sublicensee to a third party on arm's length terms, the Gross Sales under such arm's length sale, calculated in accordance with paragraph (a);

  (c)
  where the item in question is not at any time sold by Biomira, any of its Affiliates or any sublicensee of such person to a third party on arm's length terms, but is sold between Biomira, its Affiliates and any sublicensee of such person or is used by Biomira, its Affiliates or any sublicensee of such person for commercial purposes, or is otherwise disposed of on a commercial basis, other than for sale at any time to a third party on arm's length terms as contemplated by (a) or (b) above, the gross amount that is attributed by Biomira, its Affiliates and/or any sublicensee of such person, acting reasonably, to such sale, use or disposition, calculated in accordance with paragraph (a) above;

provided that where Licensed Product is sold or used or otherwise disposed of on a commercial basis as part of a Kit, then the Net Sales Value of such Licensed Product for the purposes of this Agreement shall be determined by the following applicable method:

    (i)
    By the following formulae:

        A × B/(B + C) Where:

        A = the Net Sales Value of the Kit (determined in accordance with the above paragraphs); and

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        B = the Net Sales Value of the Licensed Product contained in such Kit if the Licensed Product were sold separately (determined in accordance with the above paragraphs); and

        C = the sum of the Net Sales Values of the other products in such Kit if each were sold separately (determined in accordance with the above paragraphs); or

    (ii)
    If no such separate sales are made of the Licensed Product or the other products comprising the Kit during the relevant Quarter, Biomira shall notify ICRT and the parties shall agree a method for calculating the Net Sales Value of the Licensed Product as shall be fair and reasonable. In the absence of agreement, either party may refer the dispute to the Expert for determination, and in the absence of manifest error, the decision of such Expert shall be final and binding on the parties.

        "New MUC1 Invention" means any invention made by or under the supervision of Dr. Joyce Taylor-Papadimitriou pertaining to:

    (i)
    MUC1 core protein peptide, polypeptide, protein or glycosylated forms thereof or any chemically modified or conjugated derivative thereof; and

    (ii)
    methods of making and using any MUC1 core protein peptide, polypeptide, protein or glycosylated forms thereof or any chemically modified or conjugated derivative thereof for the detection, evaluation, prevention and/or treatment of cancer;

        "Original License" means the license agreement between Biomira and ICRT dated 24th September 1991, as amended by an amending agreement dated 31st January 1995 and a second amending agreement dated 5th November 1999, relating to the Peptide;

        "Patent" means any patent application or patent, including any extension, supplementary protection certificate, reissue, division, continuation, continuation-in-part or re-examination of any such application or patent, and any patent of addition or similar rights based on any such application or patent;

        "Peptide" means any peptide, polypeptide or protein or glycosylated forms thereof or any chemically modified or conjugated derivative thereof which is covered by a Valid Claim of the Licensed Patents;

        "Quarter" means a calendar quarter, being a three monthly period commencing on the first day of any of the months of January, April, July, and October in any year and "Quarterly" has a corresponding meaning;

        "royalties" means any royalties payable pursuant to this Agreement including Licensed Product royalty and Sublicense Revenue royalty;

        "Sale" includes sale, use for commercial purposes or other disposal on a commercial basis and "Sold" has a corresponding meaning;

        "Sublicense Revenue" means any monies received from time to time by Biomira or its Affiliates from a non-Affiliate of Biomira under or in respect of any sublicense granted by Biomira or its Affiliates under this Agreement (e.g. license issue fees, milestone payments) but excluding any of the following paid under or in connection with such sublicense:

  (a)
  all royalties or other similar payments on Sales of Licensed Product;

  (b)
  any and all financial contributions to costs of research and development, clinical trials, regulatory approval and/or compliance whether past, present or future of a product that incorporates Peptide and is intended for commercial sale as a Licensed Product;

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  (c)
  any sales tax (including without limitation any value added, goods and services, retail or other similar tax), excise lax, customs duty and any other tax, duty or levy;

        "Sublicense Revenue royalties" means royalties payable pursuant to clause 5.1;

        "Term" means the period during which this Agreement continues in force pursuant to this Agreement;

        "Territory" means all countries and territories of the world;

        "Valid Claim" means, with respect to a particular country or territory, a claim of any Patent which has not expired, been withdrawn, abandoned or surrendered or been refused, revoked or held invalid in an unappealed or unappealable final decision rendered by a court of competent jurisdiction in the relevant country or territory;

        "Year" means a calendar year, and "Yearly" has a corresponding meaning.

2.2
Unless the context otherwise requires, each reference in this Agreement to:

(a)
'this Agreement' is a reference to this Agreement and each of the Schedules, as amended or supplemented at the relevant time;

(b)
a Schedule is a reference to a schedule to this Agreement;

(c)
a clause or a paragraph is a reference to a clause of this Agreement (other than the Schedules) or a paragraph of the relevant Schedule;

(d)
any reference to the parties includes a reference to their respective successors in title and permitted assignees;

(e)
any reference to a person includes any body corporate, unincorporated association, partnership or other legal entity;

(f)
the singular includes the plural and vice versa;

(g)
words importing any gender include any other gender;

(h)
a statute or a provision of a statute is a reference to that statute or provision as amended or re-enacted at the relevant time;

(i)
'writing' or any cognate expression includes a reference to any communication effected by facsimile transmission or similar means (where such communication has been served in accordance with clause 15).

2.3
The headings in this Agreement are for convenience only and shall not affect its interpretation.

3.     GRANT OF LICENSE

3.1
ICRT hereby grants to Biomira, subject to the provisions of this Agreement, an exclusive, worldwide license under the Licensed Patents to develop, make, have made, possess, utilize, sell, have sold and otherwise exploit the ICRT Licensed Products and ICRT/DF Licensed Products (or products which would be such ICRT Licensed Products or ICRT/DF Licensed Products if regulatory and/or governmental approval were obtained) in the Territory. For the avoidance of doubt, the license under the Licensed Patents does not include any right to manufacture or sell products incorporating nucleic acid encoding MUC1.

3.2
Biomira shall be entitled to exercise the rights granted under clause 3.1 by itself or through any of its Affiliates, provided that Biomira shall at all times during the Term ensure the observance and performance by every such Affiliate of the provisions of this Agreement and shall be liable to

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

ICRT for any breach by such Affiliate of any of the provisions of this Agreement, as if the breach had been that of Biomira.

3.3
Biomira and its Affiliates shall be entitled to grant sublicenses in respect of the rights granted under this Agreement, provided that:

(a)
Biomira and its Affiliates shall be entitled to do so only with the prior written consent of ICRT, such consent not to be unreasonably withheld and, such consent of ICRT shall be deemed to have been given if Biomira or the Affiliate of Biomira in question has not received written notification to the contrary from ICRT within thirty (30) days of ICRT's receipt of the request therefor;

(b)
the royalties payable under the sublicense in respect of Licensed Product shall not be more favourable to any sublicensee than to Biomira under clauses 5.4 and 5.6 of this Agreement except as may be agreed upon in writing by ICRT, acting reasonably;

(c)
any sublicense granted by Biomira or any of its Affiliates shall not permit further sublicensing without the prior written consent of ICRT, such consent not to be unreasonably withheld;

(d)
any sublicense shall be expressed to terminate automatically on the termination of this Agreement for any reason, subject to the following. Any sublicensee who wishes to continue its sublicense must so advise ICRT in writing within thirty (30) days of the sublicensee's receipt of written notice of the termination of Biomira's license and subject to the sublicensee's agreement to assume relative to ICRT, all the obligations, including payment, contained in the sublicense agreement with Biomira, ICRT shall continue the sublicense provided that:

(i)
such sublicensee is not in breach of the sublicense agreement;

(ii)
such sublicense agreement, with respect to the subject matter of such sublicense, is on terms no less favourable to ICRT than the terms of this Agreement, and

(iii)
ICRT does not have reasonable cause to decline to continue such sublicense agreement; and

(e)
Biomira shall be responsible for ensuring the sublicensee's compliance with the terms of this Agreement to the extent that they can be applied to the activities of the sublicensee.

3.4
ICRT reserves to itself:

(a)
all rights in respect of Peptide and the Licensed Patents outside the Field, except as expressly provided for under this Agreement; and

(b)
without limitation to the generality of clause 3.4(a), the right, for itself and ICRF, to make, possess and use Peptide and the Licensed Patents in the Field for the purposes of non-clinical research only, and not for any commercial purpose.

3.5
Upon request by Biomira, ICRT shall ensure that its staff and the staff of ICRF provide reasonable cooperation to Biomira in its efforts to seek regulatory and governmental approval of ICRT Licensed Products and ICRT/DF Licensed Products (or products which would be such Licensed Products if regulatory and/or governmental approval were obtained) and Biomira shall reimburse ICRT/ICRF for reasonable out-of-pocket expenses incurred in connection with the foregoing which shall, for the avoidance of doubt, exclude wages and salaries incurred by ICRT or ICRF in connection therewith.

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3.6
(a)
In respect of the right of ICRT (or ICRF) in any Patent claiming any New MUC1 Invention, neither ICRT, ICRF nor any Affiliate or licensee shall enforce the same against Biomira, its Affiliates or sublicensees to the extent that such Patent would dominate the practise of or prevent them from exercising the rights granted to Biomira under this Agreement. This provision shall survive the expiry of this Agreement by effluxion of time.

(b)
Subject to the other provisions of this clause 3.6(b), in respect of any Patent owned exclusively by ICRT (or ICRF) claiming a New MUC1 Invention, ICRT shall, as soon as reasonably practicable, advise Biomira in writing of any such Patent and offer Biomira the first right to negotiate to obtain a license in respect of such Patent in the Field ("the first notice"). Within [+] days of receipt of the first notice, Biomira shall notify ICRT in writing ("the second notice") whether or not it wishes to enter into negotiations for such license. If Biomira elects to enter into negotiations, the parties will negotiate in good faith the terms and conditions for the grant to Biomira of the said license. Without limitation, such license shall include provisions for royalty and other payments to ICRT and such other terms and conditions as are customary for such licenses. If the parties do not agree upon the terms for the grant of a license to Biomira of such Patent within [+] months of receipt by ICRT of the second notice, ICRT shall have no further obligation to Biomira with regard to such Patent, subject to the following. Unless Biomira has indicated that it no longer has any interest in such Patent, if ICRT intends to grant a license to such Patent to any third party on terms which collectively are more favourable from the licensee's perspective than the terms last offered to Biomira by ICRT, ICRT shall give Biomira first right of refusal to accept such better terms before proceeding with the third party. If Biomira does not accept such better terms and proceed to execute an agreement reflecting such terms within [+] days of ICRT's notice, ICRT shall be free to proceed with the third party. However, this clause 3.6(b) is subject always to any third party rights in respect of any such Patent granted by ICRT and/or ICRF in connection with the project "Development of a cancer vaccine combining DNA and specific glycoprotein/glycopeptide formulation of a tumour antigen" funded by the European Community under contract no. QLK3-CT-19999-00217, and in the event of any inconsistency or conflict between the provisions of this clause 3.6(b) and such third party rights, the latter shall prevail.

3.7
Biomira shall retain all property rights including, but not limited to Patent rights, to all information and biological materials developed by Biomira and/or its Affiliates and collaborators pursuant to this Agreement or amendments related thereto. The foregoing rights and all Biomira Information shall be the sole and exclusive property of Biomira, without obligation to ICRT except so far as royalties payable to ICRT, if any, pursuant to this Agreement.

4.     PERFORMANCE

4.1
Biomira shall use reasonable diligence to evaluate, develop, commercialise, promote and sell Licensed Products throughout the Territory subject to then existing regulatory and economic conditions.

4.2
On 1st January each year during the Term Biomira shall submit to ICRT annual written reports providing a summary of Biomira's evaluation activities, development activities, governmental filings, and activities, if any, relating to marketing of Licensed Product(s) in given countries. Such reports will include key milestones and target dates for their achievement.

4.3
ICRT shall have the right to make comments upon such reports, and Biomira shall use reasonable endeavours to make such modifications to its developmental, evaluation, and marketing activities consistent with reasonable scientific and business practice based on such comments, as Biomira in its sole discretion shall decide.

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4.4
Not more frequently than at Yearly intervals, ICRT may serve written notice that, in the opinion of ICRT, Biomira is not using reasonable diligence according to clause 4.1 or achieving the milestones according to clause 4.2. Within ninety (90) days of the date of receipt of such notice by Biomira, Biomira shall have the right to prove to the satisfaction of ICRT, acting reasonably, that it has been diligent in the development, clinical testing and registration and, when appropriate, promotion and commercialization of Licensed Products or provide just cause why any such obligations or milestones have not been achieved.

4.5
If ICRT has not been reasonably satisfied that Biomira has been diligent or provided just cause why any obligations or milestones have not been achieved, then the parties shall promptly meet to discuss means by which Biomira's performance may be improved. The parties will discuss and agree upon a reasonable plan of action ("Improvements Action Plan") to be followed by Biomira to improve its performance and Biomira shall use its reasonable commercial efforts, based on reasonable business considerations, to implement the Improvements Action Plan.

4.6
At any time after the expiry of the first anniversary of the adoption of the Improvements Action Plan but prior to the completion or expiry thereof, ICRT may serve written notice to Biomira that in the opinion of ICRT, acting reasonably, the actions stipulated in such Plan have not been implemented. If within ninety (90) days following receipt by Biomira of such written notice a reasonable person would not be reasonably satisfied that Biomira is meeting its diligence obligations according to clause 4.1 or provided just cause why it has not, then, at ICRT's discretion, and upon written notice to Biomira:

(a)
the grant under clause 3.1 shall convert to non-exclusive;

(b)
in the case of ICRT Licensed Product and ICRT/DF Licensed Product, the Licensed Product royalty rate and the Sublicense Revenue royalty rate shall become [+] in all applicable circumstances; and

(c)
minimum Licensed Product royalty shall cease.

  Upon such conversion ICRT shall have the right to grant one or more licenses on non-exclusive terms to other parties and such terms shall be promptly disclosed to Biomira in writing. If any such license and terms are more favourable to the other party, then Biomira shall have the right to have amended the terms of its non-exclusive license in like manner and ICRT shall cooperate in doing so in a timely manner.

5.     FINANCIAL PROVISIONS

5.1
Where Biomira or any of its Affiliates grants a sublicense under this Agreement, in addition to royalties payable pursuant to clause 5.4 in respect of Licensed Product Sold by the sublicensee (or any of its Affiliates), Biomira shall pay to ICRT a royalty on any Sublicense Revenue received by Biomira or its Affiliates. The royalty rate shall be:

(a)
For Sublicense Revenue derived from the United States, if at the time such Sublicense Revenue became due to Biomira or its Affiliates the manufacture, use or sale of Licensed Product in the United States fell within the definition of:

(i)
ICRT Licensed Product, the royalty rate shall be [+];

(ii)
ICRT/DF Licensed Product, the royalty rate shall be [+]; and

(iii)
DF Licensed Product, then for the avoidance of doubt, [+] shall be payable.

(b)
For Sublicense Revenue derived from any country or territory of the Territory other than the United States, the royalty rate shall be [+].

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  (c)
  Without limitation and by way of illustration, if Sublicense Revenue is received by Biomira on the grant of a sublicense under the Licensed Patents in the United States or on the completion of Phase II clinical trials of Licensed Product in the United States, for the purposes of this clause 5.1, the Sublicense Revenue shall be deemed derived from the United States.

  (d)
  If Sublicense Revenue is not derived from any specific country or territory or the Sublicense Revenue is derived from both the United States and another country, the Sublicense Revenue shall be apportioned between territories as is fair and reasonable.

5.2
Biomira shall pay to ICRT the following minimum Sublicense Revenue royalty which shall be creditable against future Sublicense Revenue royalties:

(a)
[+] on 1st January 2001; and

(b)
[+] on 1st January 2002.

  No part of the minimum Sublicense Revenue royalty shall be refundable.

5.3
The minimum Sublicense Revenue royalty paid pursuant to clause 5.2 shall be credited against the Sublicense Revenue royalties as follows:

(a)
the Sublicense Revenue royalties calculated at the end of each Quarter and shown in the statement prepared pursuant to clause 5.6 shall be set against the minimum Sublicense Revenue royalty paid to date;

(b)
no Sublicense Revenue royalties shall be due from Biomira at the end of any Quarter in any Year unless and until the Sublicense Revenue royalties for that Year (calculated up to the end of the relevant Quarter) together with the aggregate Sublicense Revenue royalties already due to ICRT in respect of all preceding Years exceeds the minimum Sublicense Revenue royalty paid to date, in which case the excess shall be payable in full.

5.4
A running royalty shall be paid on all Licensed Product which at any time during the Term is manufactured by or for Biomira, any of its Affiliates or any sublicensee of such person and Sold by Biomira, any of its Affiliates or any sublicensee of such person, as the case may be, from the date of First Commercial Sale of such Licensed Product, and the running royalty shall be calculated on the Net Sales Value of such Licensed Product in such country as follows:

(a)
For Sales in the United States of:

(i)
ICRT Licensed Product, the royalty rate shall be:

(A)
[+] on the first [+] of Net Sales Value of such ICRT Licensed Product derived from the United States in a given Year; and

(B)
[+] on the amount in excess of [+] of Net Sales Value of such ICRT Licensed Product derived from the United States in a given Year;

(ii)
DF Licensed Product, the royalty rate shall be [+] (which obligation shall survive the termination of this Agreement for so long as the DF Patents remain in force in the United States);

(iii)
ICRT/DF Licensed Product, the royalty rate shall be [+].

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  (b)
  For Sales in any country of the Territory, other than the United States, of ICRT Licensed Product, the royalty rate shall be:

  (i)
  [+] on the first [+] of Net Sales Value of such ICRT Licensed Product derived from such country in a given Year; and

  (ii)
  [+] on the amount in excess of [+] of Net Sales Value of such ICRT Licensed Product derived from such country in a given Year.

  For the avoidance of doubt, [+] shall be payable on Sales of ICRT/DF Licensed Product or DF Licensed Product other than with respect to Sales in the United States as specified in clause 5.4(a).

5.5
(a)    Commencing with the first Quarter after the First Commercial Sale of ICRT Licensed Product and/or ICRT/DF Licensed Product for a therapeutic application in any of the Major Markets, Biomira shall during the Term (but subject to clause 7.4) pay ICRT, in the manner provided in clause 5.6 minimum Licensed Product royalty in the amounts specified below:

12 month period following Quarter of First Commercial Sale	minimum yearly royalty re therapeutic applications
1	[+]
2	[+]
3	[+]
4	[+]
5	[+]
thereafter, per year (12 month period)	[+]

    The minimum Licensed Product royalty specified in this clause 5.5(a) shall be creditable against future Licensed Product royalties payable in respect of Licensed Product for a therapeutic application pursuant to this Agreement.

  (b)
  Commencing with the first Quarter after the First Commercial Sale of ICRT Licensed Product and/or ICRT/DF Licensed Product for a diagnostic-application in any of the Major Markets, Biomira shall during the Term (but subject to clause 7.4) pay ICRT, in the manner provided in clause 5.6, minimum Licensed Product royalty in the amounts specified below:

12 month period following Quarter of First Commercial Sale	minimum yearly royalty re diagnostic applications
1	[+]
2	[+]
3	[+]
thereafter, per year (12 month period)	[+]

    The minimum Licensed Product royalties specified in this clause 5.5(b) shall be creditable against future Licensed Product royalties payable in respect of Licensed Product for a diagnostic application pursuant to this Agreement.

  (c)
  Notwithstanding clauses 5.5(a) and (b) above, in the event that Biomira's license is rendered non-exclusive by ICRT under the provisions of this Agreement, there will be no minimum Licensed Product royalty payments due under this Agreement.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

5.6
Royalties (including any minimum Licensed Product royalties, if applicable) shall be paid as follows:

(a)
within [+] days after each Quarter, Biomira shall send to ICRT a written statement identifying the ICRT agreement number allocated to this Agreement and showing:

(i)
for each sublicensee, brief details of each item of Sublicense Revenue and the amount of each item of Sublicense Revenue received during that Quarter;

(ii)
the aggregate Sublicense Milestone Revenue paid up to the end of that Quarter;

(iii)
the quantity of each type of Licensed Product (identified as either a therapeutic or diagnostic application) Sold by Biomira, any of its Affiliates or any sublicensee of such person (showing separately any quantity so sold between Biomira, any of its Affiliates and any sublicensee of such person) during that Quarter in each country or territory, provided that Sales of ICRT/DF Licensed Product and DF Licensed Product shall only be for the United States;

(iv)
Net Sales Value in respect of each such type of Licensed Product in each country or territory, provided that Sales of ICRT/DF Licensed Product and DF Licensed Product shall only be for the United States. Where any Licensed Product is Sold as part of a Kit the statement should show separately the Net Sales Value of each type of Kit (if applicable) as well as the Licensed Product and the method used to determine the Net Sales Value of the Licensed Product;

(v)
the aggregate Net Sales Values in respect of that quantity of Licensed Product;

(vi)
any currency conversions, showing the rates used;

(vii)
any further information necessary for the calculation of such Sublicense Revenue and Net Sales Value of Licensed Products and/or the royalties due to ICRT; and

(viii)
the amount of the royalties (including any minimum Licensed Product royalties, if applicable) due to ICRT in respect of that Sublicense Revenue and quantity of Licensed Products; and

(b)
subject to clause 5.3 and the offset provisions in clause 7 and elsewhere in the Agreement, Biomira shall forthwith pay to ICRT the amount referred to in (vii) above.

5.7
Biomira shall promptly notify ICRT in writing of all submissions to appropriate regulatory authorities for approval to sell Licensed Product in any country, of the date such approvals are granted, and the date of First Commercial Sale of such Licensed Products under this Agreement.

5.8
Unless otherwise provided in this Agreement, all royalties or other sums payable under this Agreement shall be paid in the Currency. Where Sublicense Revenue or sales of Licensed Products are invoiced or calculated in some other currency, conversion into the Currency shall be calculated by reference to the relevant foreign exchange buying rate for the currency in which they are calculated of the Financial Times newspaper (and available at www.marketprices.ft.com) at the close of business in London on

(a)
in the case of each sum payable under clauses 5.1 and 5.4, the last day of the Quarter or Year to which it relates;

(b)
in the case of any other provision of this Agreement, the date on which it is payable.

5.9
Any tax required under the laws of any government to be withheld or paid by Biomira, its Affiliates or sublicensees based on a royalty or other consideration due to ICRT under this Agreement shall be deducted from the amount due to ICRT. Where available, Biomira shall

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

furnish to ICRT a certificate or other documentary evidence executed by an appropriate official to enable ICRT to obtain relief from double taxation on such withholding or payment.

5.10
All payments due hereunder shall be paid in cleared funds by cheque or electronic transfer to such bank account in England as ICRT may specify from time to time. All costs of transmission or currency conversion shall be borne by Biomira.

5.11
If Biomira fails to pay in full any royalties or other sums payable under this Agreement on the date or within the period specified for payment, the amount outstanding shall bear interest, both before and after any judgement, at the rate of [+] per annum above the base rate of National Westminster Bank PLC (or its successor) from time to time from that date or the last day of that period until that amount is paid in full to ICRT.

5.12
If any payment pursuant to this Agreement is required to be made on a day other than a Business Day, it may be made (and any currency calculation in respect of it shall be made) on the next following Business Day, which shall be deemed to be the due date for payment.

5.13
For the avoidance of doubt, royalties shall not be payable by Biomira in accordance with the preceding provisions more than once in respect of the same Sublicense Revenue or batch of Licensed Products.

6.     ACCOUNTS

6.1
Biomira shall:

(a)
keep, and procure that each of its Affiliates keeps, and notwithstanding termination of this Agreement, maintains for at least four (4) Years from their making true and accurate accounts and records in sufficient detail to enable the amount of all royalties or other sums payable under this Agreement to be determined; and

(b)
during the Term, and thereafter if the said retention period of four (4) Years remains applicable to any particular records and accounts, at the reasonable request of ICRT and (subject to clause 6.2) at the expense of ICRT, allow no more frequently than once per Year a qualified accountant from an accounting firm of international stature nominated by ICRT (or procure that such a qualified accountant nominated by ICRT is allowed) to inspect during normal business hours, upon giving to Biomira a confidentiality undertaking which is reasonable in the circumstances, those accounts and records which Biomira continues to be required to retain and to the extent that they relate to the calculation of those royalties or other sums, to take copies of them. Subject to receiving not less than 30 (thirty) days written notice, Biomira shall at the request of ICRT assemble in one location all such relevant accounts and records of Biomira, its Affiliates and, so far as it is reasonably able, those of its sublicensees.

6.2
If, following any inspection pursuant to clause 6.1(b), ICRT's accountant certifies to ICRT and Biomira that the amount of the royalties paid in respect of any Quarter or Year falls short of the amount of the royalties which were properly payable in respect of that Quarter or Year under this Agreement, Biomira shall (subject to clause 6.3) within [+] days of the date of the certificate pay the shortfall to ICRT and, if the shortfall exceeds [+] of the amount properly payable, Biomira shall also reimburse to ICRT in a timely manner the reasonable costs and expenses of ICRT in making the inspection.

6.3
If within [+] of the date of any certificate produced pursuant to clause 6.2 Biomira notifies ICRT in writing that it disputes the certificate, the dispute shall be referred to an independent Expert. The decision of any such Expert shall be issued in writing with his reasoning and in the absence of manifest error shall be final and binding and his costs shall be borne as he

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

may determine to be fair and reasonable or, if he makes no such determination, by the parties equally. Any disputed sum which is determined by the Expert to be payable shall be paid within [+] days of his determination.

6.4
The provisions of clause 6.3 shall remain in full force and effect after the termination of this Agreement, for any reason until the settlement of all subsisting claims of ICRT under this Agreement.

7.     INTELLECTUAL PROPERTY PROTECTION AND PROCEEDINGS

7.1
ICRT shall have full discretion as to the prosecution of any ICRT Patent Applications, and any Patent or other protection obtained pursuant to any such application shall be or remain the absolute properly of ICRT, subject to the following.

7.2
ICRT shall take all reasonable steps necessary to prosecute in the Territory at its own cost (save those costs to be borne by Biomira as specified in this Agreement) the patent claims in the ICRT Patent Applications which are relevant to the commercialization of Peptide and pay all requisite renewal fees to maintain the Licensed Patents in the Territory which are relevant to the commercialization of Peptide. Biomira will provide legal assistance, at Biomira's expense, in connection with the prosecution in the United States of the patent claims in the ICRT Patent Applications, which are relevant to the commercialization of Biomira's MUCI related Peptide products. For the avoidance of doubt, such legal assistance to be provided by Biomira shall include bearing the costs of any interference action concerning any Licensed Patents. Biomira shall instruct its patent agents to keep ICRT fully and promptly informed of all actions that Biomira takes or proposes to take in the United States in relation to such patent claims and ICRT shall be entitled to comment on or object to any such action (if ICRT objects to any such action, Biomira shall, on the written request of ICRT, promptly desist from taking such action). ICRT shall keep Biomira fully and promptly informed of all action that ICRT takes or proposes to take in relation to the ICRT Patent Applications in any and all jurisdictions.

7.3
Any discoveries or inventions derived from Biomira Information shall be owned by Biomira and Biomira shall be responsible for securing patent protection for the same.

7.4
In the event that ICRT does not wish in any country of the Territory to prosecute and maintain the Licensed Patents for Peptide and related inventions, in the manner prescribed by this Agreement, it shall give Biomira written notice thereof and Biomira, at its option, such option to be exercised and notified to ICRT within [+] of receipt of notice from ICRT, may undertake such patent prosecution and maintenance at its own cost and shall thereafter, notwithstanding any other provision in this Agreement to the contrary, not be required to pay any royalties to ICRT with respect to Licensed Products manufactured or Sold in such country. Further, if Biomira assumes the prosecution and maintenance of the Licensed Patents in all of the Major Markets or if ICRT ceases to prosecute and maintain the Licensed Patents in all of the Major Markets or if Biomira assumes the prosecution and maintenance of the Licensed Patents in certain of the Major Markets and ICRT ceases to prosecute and maintain the Licensed Patents in the remaining Major Markets, then the minimum Licensed Product royalties payable pursuant to clauses 5.5(a) and (b) shall cease to be payable. In the Year in which such minimum Licensed Product royalties cease to be payable, the minimum Licensed Product royalties shall be payable on a proportionate basis for those months in and preceding which the last of the Licensed Patents in question ceased to be prosecuted and maintained by ICRT. Finally, if Biomira does not exercise such option to prosecute and maintain the Licensed Patents in a particular country, ICRT shall have no further obligation with respect to the Licensed Patents in question in such country and such Licensed Patents in such country shall cease to be Licensed Patents for the purposes of this Agreement.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

7.5
In the event that ICRT or Biomira determines that a third party is making, using or selling a product which is within the Field in any country and within the scope of the Licensed Patents in that country, such party shall promptly notify the other party in writing and the parties shall have a period of [+] days from the date of such notice of alleged infringement to agree between themselves whether and under what conditions and procedures to enforce the infringed-upon Licensed Patent. If the parties do not agree, ICRT shall have the first right to bring, at its own expense, an infringement action against any third party. If ICRT does not proceed with a particular patent infringement action within [+] days thereafter, or if it notifies Biomira that it is abandoning such action Biomira, after notifying ICRT in writing, shall be entitled to take proceedings against such infringer at its own expense.

7.6
In the event that Biomira or an Affiliate of Biomira or a sublicensee is sued by a third party charging infringement of a patent because of the manufacture, use or sale by Biomira or an Affiliate of Biomira or sublicensee of Licensed Product, or in the event a third party brings an action to obtain a declaration of Licensed Patent invalidity against ICRT and/or Biomira or an Affiliate of Biomira or a sublicensee, each party will promptly notify the other in writing; and

(a)
the named defendant(s) shall have the first right to defend said action(s) at its own cost and expense and to control ensuing litigation;

(b)
if the named defendant elects not to defend the action(s), the other party may elect to defend the action(s) at its own cost and expense and to control the ensuing litigation.

7.7
In both enforcement and defense actions the following shall apply:

(a)
during the period of litigation Biomira may offset against Licensed Product royalties payable to ICRT for Sales in the country of such action Biomira's out-of-pocket expenses in such action;

(b)
the party conducting the suit shall have full control over its conduct, but the other party will reasonably assist and cooperate in such litigation upon request and be reimbursed for reasonable out-of-pocket expenses (which shall exclude wages and salaries of that party's staff) incurred while providing such assistance to the requesting party;

(c)
any recovery as a result of litigation and settlement thereof and any damages shall be the property of the party bearing the financial responsibility for such litigation;

(d)
in the event of recovery by Biomira, after offsetting out-of-pocket costs incurred therewith and not recovered pursuant to clause 7.7(a), Biomira, shall pay to ICRT the balance of such recovery up to the amount of royalties offset by Biomira under clause 7.7;

(e)
no settlement, consent judgement or other voluntary final disposition of the action shall be entered into by Biomira or ICRT without the consent of the other party, such consent not to be unreasonably withheld or delayed;

(f)
Biomira shall include full details of all costs and expenses offset pursuant to clause 7.7(a) in each statement submitted to ICRT pursuant to clause 5.6.

7.8
The parties shall, at the request of either of them and at the expense of the requesting party (save the other's in-house costs) but for no further consideration, enter into such formal licenses relating to the Licensed Patents as may be necessary or desirable in accordance with the relevant law and practice in each part of the Territory for registration at the relevant Patent Offices so that this present Agreement shall not in any circumstance be registered or recorded unless the parties are required to do so by law. If there shall be any inconsistencies between the terms of any such formal license and the provisions of this Agreement, this Agreement shall prevail.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

7.9
(a)    Subject to clause 7.9(c), if Biomira or any of its Affiliates challenges the validity or contests ICRT'S ownership of any of the Licensed Patents, ICRT shall be entitled to terminate this Agreement forthwith.

(b)
Subject to clause 7.9(c), if any non-Affiliated sublicensee of Biomira challenges the validity or contests ICRT ownership of any of the Licensed Patents, Biomira shall promptly terminate such sublicense agreement.

(c)
Clauses 7.9(a) and (b) shall not apply in the case of a challenge to the validity of any of the Licensed Patents for Peptide and related inventions pursuant to an interference action between a Licensed Patent and the DF Patents.

8.     WARRANTIES, LIABILITY AND INDEMNITY

8.1
ICRT warrants to Biomira that:

(a)
it has the authority to enter into this Agreement;

(b)
no prior grant of rights has been made to any third party which is inconsistent with the rights granted under this Agreement.

8.2
Biomira warrants to ICRT that it has the authority to enter into this Agreement.

8.3
Each party acknowledges that, in entering into this Agreement, it does not do so in reliance on any warranty or other provision except as expressly provided in this Agreement, and any conditions, warranties or other terms implied by statute or common law are excluded to the fullest extent permitted by law.

8.4
Without limiting the scope of clause 8.3, ICRT does not give any warranty, representation or undertaking:

(a)
as to the efficacy or usefulness of the Peptide or the Licensed Patents; or

(b)
as to the volumes or quality of the Licensed Products which may be manufactured through the use of the Peptide or the Licensed Patents; or

(c)
that any of the Licensed Patents is or will be valid or subsisting or that any of the applications within the Licensed Patents will proceed to grant; or

(d)
that the manufacture, use or sale of the Peptide will not infringe the Intellectual Property or other rights of any other person.

8.5
Each party shall be responsible for its own acts relating to the manufacture and use of Peptide and Licensed Product and neither shall indemnify the other for costs, expenses, liability, damages and claims for any injury or death to persons or damage to or destruction of property or other loss arising out of or in connection with any Peptide or Licensed Product made or used by cither party, save as expressly stated in this Agreement.

8.6
Biomira agrees to indemnify and save harmless ICRT (for itself and for ICRF), its shareholders, directors, officers, employees, consultants, Affiliates and agents:

(a)
from and against any and all actions, causes of action, claim, demands, awards and proceedings of every nature and kind whatsoever by whosoever made, bought or prosecuted; and

(b)
from and against any and all loss, damage, cost or expense (including reasonable attorney's fees and expenses) suffered or incurred by ICRT (for itself and for ICRF), its shareholders, directors, officers, employees, consultants, Affiliates or agents;

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  which are based upon, arise out of or are connected with the use of the Licensed Patents by Biomira or any Affiliate or sublicensee of Biomira or any third party manufacturer of any Licensed Product retained by Biomira or any Affiliate or sublicensee of Biomira or otherwise in connection with manufacture, use or sale of, or any other dealing in, any Licensed Product by or for Biomira or any of its Affiliates or sublicensees, except to the extent that any such claim is based upon, arises out of or is connected with the breach or inaccuracy of any covenant, representation or agreement of ICRT under this Agreement or any negligent act or omission of ICRT, ICRF or their respective shareholders, directors, officers, employees, consultants, Affiliates or agents.

8.7
ICRT agrees to indemnify and save harmless Biomira and its Affiliates and their respective shareholders, directors, officers, employees, consultants, and agents:

(a)
from and against any and all actions, causes of action, claims, demands, awards and proceedings of every nature and kind whatsoever made, bought or prosecuted; and

(b)
from and against any and all loss, damage, cost or expense (including reasonable attorney's fees and expenses) suffered or incurred by Biomira or its Affiliates or their respective shareholders, directors, officers, employees, consultants, or agents;

  which are based upon, arise out of or are connected with the breach or accuracy of any covenant, representation or agreement of ICRT under this Agreement or any negligent act or omission of ICRT or ICRF or their respective shareholders, directors, officers, employees, consultants, Affiliates or agents, except to the extent that any such claim is based upon, arises out of or is connected with the breach or inaccuracy of any covenant, representation or agreement of Biomira under this Agreement or any negligent act or omission of Biomira or its Affiliates or their respective shareholders, directors, officers, employees, consultants, or agents.

8.8
If any claims contemplated by clauses 8.6 or 8.7 shall be asserted against any of the persons having a right to be indemnified pursuant to such sections (individually an "Indemnified Party" and collectively the "Indemnified Parties"), the Indemnified Parties concerned shall promptly notify in writing the person or persons against whom such indemnity may be sought (individually an "Indemnitor" and collectively the "Indemnitors") of the nature of such claim, and the Indemnitors shall, subject as hereinafter provided, be entitled (but not required) to assume the defense on behalf of the Indemnified Parties of any suit or proceedings (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. The Indemnitors shall be given full control of any proceedings or negotiations in connection with such claim and shall be exclusively entitled to appoint and instruct legal advisers and counsel in connection with any such proceedings or negotiations and to determine the forum for any such proceedings. The Indemnified Parties shall give the Indemnitors all reasonable assistance for the purpose of any such proceedings or negotiations including, without limitation, using reasonable efforts to provide or make available documents and information and witnesses for attendance at examinations for discovery and trials. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnitor fails within a reasonable period of time to assume defense of such suit on behalf of the Indemnified Party. Except pursuant to a final award, the Indemnified Parties shall not pay or accept any such claim or compromise any such proceedings or negotiations, without the consent of the Indemnitors (which consent shall not be unreasonably withheld). The Indemnified Parties shall not do anything which would or might vitiate any policy of insurance or insurance cover which the Indemnified Parties may have in relation to any such claim or threatened claim, and no indemnification shall be applicable to the extent that the Indemnified Parties recover any sums under any such policy or cover (which the Indemnified Parties shall use their best efforts to do). The Indemnitors shall be entitled to require

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

the Indemnified Parties to take such steps as the Indemnitors may reasonably require to mitigate or reduce any loss of the Indemnified Parties.

8.9
Other than with respect to the representations and warranties of ICRT set forth in clause 8.1:

(a)
neither Party shall be liable to the other (except in circumstances of fraud, or death or personal injury caused through negligence) for any loss of profit or any special, indirect or consequential damages;

(b)
the amount of any claim for which ICRT would otherwise be liable under clause 8.7 shall not exceed the greater of £1,000,000 and total amounts paid by Biomira and its Affiliates and their sublicensees under this Agreement up to the date of the claim.

8.10
Neither party shall be liable for any delay or default in performance under this Agreement due to any cause beyond its reasonable control, including but not limited to acts of God or the public enemy; laws, regulations, acts or requests of any government or any government officer or agent purporting to act under duly constituted authority; wars, floods, fires, storms, strikes, lockouts, interruptions of transportation, freight embargoes, or failures, exhaustion or unavailability on the open market or delays in delivery of material, equipment or services necessary to the performance of any provision hereof; or happening of any unforeseen act, misfortune or casualty by which performance hereunder is delayed or prevented.

8.11
Biomira shall, for any in vivo clinical trials of Licensed Product and in any event upon the commercialization of any Licensed Product, at its own cost carry comprehensive general liability insurance including product liability insurance which is commercially reasonable in the circumstances. Biomira shall provide ICRT with appropriate evidence of such insurance cover on request.

9.     DURATION AND TERMINATION

9.1
This Agreement shall come into force and replace and supercede the Original Agreement on the Effective Date and, unless terminated earlier for any reason, shall continue in force on a country by county basis until the last to expire of Valid Claims of the Licensed Patents for Peptide.

9.2
ICRT may terminate this Agreement by giving at least [+] prior written notice to Biomira:

(a)
if Biomira commits any material breach of this Agreement and fails to remedy it within [+] after receiving from ICRT a written notice containing full particulars of the breach and requiring it to be remedied; or

(b)
if Biomira has a receiver, manager, administrator, or administrative receiver appointed of its undertaking, assets or income or any part thereof and such appointment is not vacated within [+] of Biomira receiving written notice thereof or has passed a resolution for its winding-up or for an administration order or that a similar happening in relation to Biomira has occurred at Biomira's principal place of business.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

9.3
Biomira may terminate this Agreement by giving at least [+] prior written notice to ICRT:

(a)
if ICRT commits any material breach of this Agreement and fails to remedy it within [+] after receiving from Biomira a written notice containing full particulars of the breach and requiring it to be remedied; or

(b)
if ICRT has a receiver, manager, administrator or administrative receiver appointed of its undertaking, assets or income or any part thereof and such appointment is not vacated within [+] of Biomira receiving written notice thereof or has passed a resolution for its winding-up or for an administration order.

9.4
Biomira may elect to terminate the commercialization and Sale of Licensed Product in respect of a given country upon giving not less than [+] written notice to ICRT with its justification for such action. For the avoidance of doubt, upon any such termination in respect of a given country, that country shall cease to be part of the Territory and any Licensed Patent in the relevant country shall cease to be a Licensed Patent for the purposes of this Agreement.

9.5
Biomira shall promptly give written notice to ICRT in the event that a decision is made not to continue with the development and commercialization and Sale of the Peptide and Licensed Product. Upon giving such notice, this Agreement shall terminate and all rights to the Peptide, and Licensed Patents shall revert to ICRT from the date of such notification.

9.6
The rights given by this clause 9 to terminate this Agreement for any breach shall not prejudice any other right or remedy of either party in respect of the breach concerned or any other breach.

10.   EFFECTS OF TERMINATION

10.1
Upon the termination of this Agreement for any reason:

(a)
subject to all the terms of this Agreement (including without limitation payment of royalties), Biomira shall be entitled following such termination to:

(i)
manufacture for a period not exceeding [+] months any of the Licensed Products to the extent necessary to satisfy orders accepted before termination; and

(ii)
sell, use or otherwise dispose of (subject to payment of royalties under this Agreement) any unsold stocks of the Licensed Products;

    save that clause 10.1(a)(i) "shall not apply where this Agreement has been terminated by ICRT pursuant to clause 9.2(b).

  (b)
  subject to paragraph (a) above, Biomira shall cease to exploit in any way, either directly or indirectly, the Licensed Patents, in so far and for as long as any of the Licensed Patents remains in force.

  (c)
  subject as provided in this clause 10.1 and clause 10.2, and except in respect of any accrued rights, neither party shall be under any further obligation to the other under this Agreement.

10.2
The termination of this Agreement howsoever arising will be without prejudice to the rights and duties of either party accrued prior to termination. The clauses in this Agreement which expressly or impliedly have effect after termination will continue to be enforceable notwithstanding termination.

10.3
Upon termination of this Agreement for any reason, Biomira will maintain exclusive possession and rights to Biomira Information.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

11.   CONFIDENTIALITY

11.1
It is understood that Peptide and details of New ICRT Patents provided by ICRT to Biomira are proprietary and confidential. Biomira hereby agrees to maintain the confidentiality of all such ICRT information, except for such information which is necessary to be disclosed in connection with the Sale of Licensed Product, in compliance with any governmental regulation and approval process relating to the production and sale of Licensed Product, and in connection with securing patent protection relating to Licensed Product.

11.2
It is understood that Biomira Information developed by Biomira during the performance of activities subject to this Agreement is confidential to Biomira as is all information provided by Biomira, its Affiliates or sublicensees pursuant to this Agreement. ICRT hereby agrees to maintain the confidentiality of all such information and will not disclose such information to any person, except to employees or consultants of ICRT and ICRF on a "need-to-know" basis and then only if an appropriate confidentiality undertaking has been provided by such employee or consultant to ICRT or ICRF and except for such information which is necessary to be disclosed in compliance with any governmental regulation. In the event that ICRT or ICRF is so requested to disclose such information in compliance with an applicable governmental regulation, ICRT shall promptly notify Biomira in writing and use reasonable endeavours to allow Biomira reasonable opportunity to oppose such disclosure requirement on ICRT or ICRF.

11.3
The obligations of confidentiality herein shall not apply to information:

(a)
which is possessed by or known to the receiving party (as evidenced by the receiving party's written records) prior to the supply or disclosure by the other Party;

(b)
which has been or shall be voluntarily disclosed or transferred to the public through no material fault or omission by the receiving party (but only after and only to the extent that it is published or otherwise becomes part of the public domain);

(c)
which is lawfully received by the receiving party from a third party (as evidenced by the receiving party's written records) not prohibited from disclosing it to the receiving party; or

(d)
which was subsequently and independently developed by employees of the receiving party (as evidenced by the receiving party's written records) who had no knowledge of the disclosed information.

11.4
Except as required by law or any applicable regulatory authority, neither ICRT or Biomira shall release any publicity, news release, or other public announcement, written or oral, whether to the public press, or stockholders, or otherwise, relating to this Agreement, to any amendment hereto or to performance hereunder without the prior written approval of the other party, which consent shall not be unreasonably withheld and if given shall be given promptly.

11.5
The parties' obligations of confidentiality with respect to Biomira Information shall expire ten (10) years from the date of its receipt of such information and shall survive the termination of this Agreement.

12.   ENTIRE AGREEMENT

12.1
This Agreement contains the entire agreement between the parties with respect to the subject matter herein and supersedes and replaces all prior communications, representations, warranties, stipulations, undertakings and agreements whether oral or written between the parties.

12.2
Without limitation to clause 12.1, this Agreement supersedes and replaces the Original License with effect from the Effective Date.

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

13.   NATURE OF AGREEMENT

13.1
Except as specifically provided for in this Agreement, neither party shall be entitled to assign its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided however that such consent shall not be required in the event that the assignment is to an Affiliate of either party (though in such case the original assigning party shall remain liable for the performance by the assignee(s) of its obligations under this Agreement) or is made in connection with the transfer of all or substantially all of the business of either party.

13.2
Nothing in this Agreement shall create, or be deemed to create, a partnership, or the relationship of principal and agent, between the parties.

13.3
This Agreement may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

13.4
Nothing in the Agreement is intended to confer any benefit on any third party (whether referred to herein by name, class or description or otherwise) or any right to enforce a term contained in this Agreement and the Contracts (Rights of Third Parties) Act shall not apply to this Agreement.

13.5
No failure or delay by either party in exercising any of its rights under this Agreement shall be deemed to be a waiver of that right, and no waiver by either party of a breach of any provision of this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other provision.

13.6
If any provision of this Agreement is held by any court or other competent authority to be invalid or unenforceable in whole or in part, the other provisions of this Agreement and the remainder of the affected provision shall continue to be valid.

13.7
The rights of ICRT under this Agreement are cumulative and in addition to any other right or remedy available to it at law or in equity.

14.   APPLICABLE LAW AND JURISDICTION

14.1
Except as provided in clause 14.2, this Agreement shall be governed by and constituted in accordance with the laws of the domicile of the defendant in any given proceeding and except where this Agreement provides for a dispute to be settled by the Expert, the parties hereby submit to the exclusive jurisdiction of the courts of such domicile for such proceeding.

14.2
Any question arising out of this Agreement as to the construction or effect of any of the Licensed Patents shall be decided in accordance with the laws of the country in which the Licensed Patent in question has been granted or filed.

15.   NOTICES AND SERVICE

15.1
All notices and communications shall be in writing and addressed to the parties at the relevant address stated at the beginning of this Agreement (or such other address as may be notified from time to time) marked for the attention of both the President and the General Counsel in the case of Biomira and to the Director at ICRT. All notices and communications shall be deemed to have been duly served:

(a)
if delivered by hand, when left at the proper address for service;

(b)
if given by prepaid first class post, [+] after posting (excluding any day which is not a Business Day);

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

  (c)
  if given by facsimile, at the time of transmission provided that a confirming copy is sent by post or hand as provided herein within [+] after transmission;

  provided that where in the case of delivery by hand or transmission by facsimile such delivery or transmission occurs either after 4.00 p.m. on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 10.00 a.m. on the next following Business Day (such times being local time at the address of the recipient).

15.2
Service of any legal proceedings concerning or arising out of this Agreement shall be effected by either party by causing the document in question to be delivered to the other party at its registered or principal office, or any other address which is notified in writing from time to time to the party serving the proceedings.

16.   MISCELLANEOUS

16.1
Each party shall from time to time do all such acts and execute all such documents as may be reasonably necessary in order to give effect to the provisions of this Agreement.

16.2
Except as otherwise provided in this Agreement, the parties shall bear their own costs of and incidental to the preparation, execution and implementation of this Agreement.

16.3
This Agreement may be executed in more than one counterpart and shall come into force once each party has executed such a counterpart in identical form and exchanged it with the other party.

For Imperial Cancer Research Technology Limited
/s/ JOHN K. WALL Director
For Biomira Inc.
/s/ ROBERT D. AUBREY VP Marketing
/s/ Director Intellectual Property Management

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

SCHEDULE 1

THE LICENSED PATENTS

Country	Appln. No. Pub'n No. Patent No.	Filing date+ Pub'n date* Grant date	Status
UK	[+]	[+]	Abandoned
	—	—
	—	—
UK	[+]	[+]	Abandoned
	—	—
	—	—
USA	[+]	[+]	Abandoned
	—	—
	—	—
UK	[+]	[+]	Abandoned
	—	—
	—	—
WO1	[+]	[+]	Spent
	[+]	[+]
	—	—
CA	[+]	[+]	Granted	Claims granted to antibodies, peptides and nucleic acid fragments
	—	—
	[+]	[+]
EP	[+]	[+]	Granted	Claims granted to use of polypeptides in therapy and diagnosis
	[+]	[+]
	[+]	[+]
EP(Div)	[+]	[+]	Pending	Claims pending to nucleotides-awaiting examination
	[+]	[+]
	—	—
JP	[+]	[+]	Abandoned
	—	—
	—	—
JP	[+]	[+]	Pending	Claims pending
	—	—	Divisional filed	to peptides and nucleic fragments
JP	[+]	[+]	Divisional filed	Antibodies
USA	[+]	[+]	Abandoned
	—	—
	—	—
USA	[+]	[+]	Abandoned
	—	—
	—	—
USA	[+]	[+]	Pending	Claims related to peptides
	—	—
	—	—
USA	[+]	[+]	Granted [+]	Antibodies [+]
USA	[+]	[+]	Pending	Peptides
USA	[+]	[+]	Granted [+]	Nucleotides [+]

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

[+]
	—	—

+
Effective filing date in (      )—i.e. via PCT.

*
Effective publication date in (      )—i.e. via PCT.

1

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

SCHEDULE A

Patent Portfolio

Country (Application Date)	Status	Serial No./Patent No.
United States [+]	Abandoned (Priority date)	[+]
United States - Continuation-in-part of [+]	Issued on [+] (Group III claims)	[+]
United States - Divisional [+]	Pending	[+]

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR ONFIDENTIALITY PURPOSES

Appendix A: Patents Included in Patent Rights

United States Patent Number [+].

United States Patent Number [+].

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

Patent Schedule (as of Feb 10, 2004)-
Cancer Research Technology License Agreement of Nov 19, 2001
(MUC-1 peptides)

Note that the list represents currently active members of the pertinent patent family however not all patents/pending applications will contain claims covering the licensed technology

	Application/patent number	Status
US:	[+]	Granted
	[+]	Granted
	[+]	Granted
	[+]	Pending
Europe:	[+]	Granted
	[+]	Pending
Japan:	[+]	Pending
	[+]	Pending
Canada:	[+]	Granted

[+] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED FOR CONFIDENTIALITY PURPOSES

QuickLinks

AMENDED AND RESTATED LICENSE AGREEMENT dated 14th November 2000
SCHEDULE 1 THE LICENSED PATENTS
SCHEDULE A
Appendix A: Patents Included in Patent Rights
Patent Schedule (as of Feb 10, 2004)- Cancer Research Technology License Agreement of Nov 19, 2001 (MUC-1 peptides)